UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 7, 2006
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Raymond L. Killian, Jr., President, Chief Executive Officer and Chairman of Investment Technology Group, Inc. (the “Company”), together with the Killian Family LLC, has entered into a written stock trading plan, dated August 7, 2006, intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  The plan provides for periodic selling of up to 350,000 shares of the Company’s common stock.  Pursuant to the plan, the executing broker will use its best efforts to sell 30,000 shares of the Company’s common stock each month, and the sales will be made pro-rata from Mr. Killian’s account and from the account of the Killian Family LLC.  All such sales will be in compliance with Rule 144 under the Securities Act of 1933.  The plan will terminate on September 30, 2007, and may be terminated earlier by Mr. Killian and the Killian Family LLC, and will automatically terminate in other specified circumstances.

The selling shareholders have adopted the trading plan as part of their own long-term investment strategies for diversification and liquidity.

Rule 10b5-1 permits a shareholder to adopt written plans at a time when they are not in possession of material nonpublic information and to sell shares according to the plan on a preplanned, regular basis.   Subsequent receipt by the selling shareholder of material, nonpublic information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: August 7, 2006	By:	/s/ HOWARD C. NAPHTALI
Howard C. Naphtali
Managing Director, Chief Financial Officer, and
Duly Authorized Signatory of Registrant